Exhibit 99.1

HIVE DIGITAL TECHNOLOGIES LTD.

HIVE Digital Announces Up-listing to TSX and Provides Corporate Update

This news release constitutes a "designated news release" for the purposes of the Company's prospectus supplement dated November 25, 2025 to its short form base shelf prospectus dated October 31, 2025.

San Antonio, Texas--(Newsfile Corp. - May 7, 2026) - HIVE Digital Technologies Ltd. (TSXV: HIVE) (NASDAQ: HIVE) (BVC: HIVECO) (the "Company" or "HIVE") announces that it has received final approval for the listing of its common shares on the Toronto Stock Exchange (the "TSX).

The Company's common shares will commence trading on the TSX effective market open on May 12, 2026. There will be no further trading under the symbol "HIVE" on TSX Venture Exchange after the close of May 11, 2026 , and the Company's shares will be delisted from TSX Venture Exchange at the commencement of trading on the TSX.

The common shares will continue trading under the symbol "HIVE" on both the Nasdaq and the TSX. No further action is required by HIVE shareholders.

Quarterly ATM Sales Report

For the three-month period ended March 31, 2026, the Company issued 14,983,561 common shares (the "November 2025 ATM Shares") pursuant to the at-the-market offering commenced in November 2025 (the "November 2025 ATM Equity Program") for gross proceeds of C$56.5 million ($41.1 million). The November 2025 ATM Shares were sold at prevailing market prices, for an average price per November 2025 ATM Share of C$3.77. Pursuant to the November 2025 ATM Equity program, a cash commission of $1.2 million on the aggregate gross proceeds raised was paid to the sales agents in connection with its services under the November 2025 ATM Equity Program.

About HIVE Digital Technologies Ltd.

Founded in 2017, HIVE Digital Technologies Ltd. was among the first publicly listed companies to prioritize mining digital assets powered by green energy. Today, HIVE builds and operates next-generation Tier-I and Tier-III data centers across Canada, Sweden, and Paraguay, serving both Bitcoin and high-performance computing clients. HIVE's twin-turbo engine infrastructure-driven by hashrate services and GPU-accelerated AI computing-delivers scalable, environmentally responsible solutions for the digital economy.

On behalf of HIVE Digital Technologies Ltd.

"Frank Holmes"

Executive Chairman

For further information, please contact:

Nathan Fast, Director of Marketing and Branding

Frank Holmes, Executive Chairman

Aydin Kilic, President & CEO

Tel: (604) 664-1078

Neither the Toronto Stock Exchange, the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Information

This release contains "forward-looking information" within the meaning of the applicable Canadian and United States securities legislation and regulations that is based on expectations, estimates and projections as at the date of this news release. "Forward-looking information" in this news release includes but is not limited to: statements with respect to the listing of the Company's common shares on the TSX, business goals and objectives of the Company, and other forward-looking information concerning the intentions, plans and future actions of the Company.

Factors that could cause actual results to differ materially from those described in such forward-looking information include, but are not limited to, the effect of government regulation and compliance on the Company, reliance on key personnel, global economic and financial market deterioration impeding access to capital or increasing the cost of capital, potential dilution resulting from the exchange of the Notes, and the other risks that are more fully set out in the Company's Annual Report on Form 40-F for the year ended March 31, 2025, the Company's Annual Information Form for the year ended March 31, 2025 and in other Company reports and documents under the Company's filings at www.sec.gov/EDGAR and www.sedarplus.ca.

The forward-looking information in this news release reflects the Company's current expectations, assumptions, and/or beliefs based on information currently available to the Company. In connection with the forward-looking information contained in this news release, the Company has made assumptions about the Company's objectives, goals or future plans, the timing thereof and related matters. The Company has also assumed that no significant events occur outside of the Company's normal course of business. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance, and accordingly, undue reliance should not be put on such information due to its inherent uncertainty. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether because of new information, future events or otherwise, other than as required by law.

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